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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2014

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2014 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS AND
RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, January 30, 2015 - Simon, a leading global retail real estate company, today reported results for the quarter and twelve months ended December 31, 2014.

RESULTS FOR THE QUARTER

•
Funds from Operations ("FFO") was $896.7 million, or $2.47 per diluted share, as compared to $894.8 million, or $2.47 per diluted share, in the prior year period. FFO per diluted share for the quarter includes a $0.04 impact from the Company's share of Klépierre's costs related to both their recent bond tender offer and tender offer for Corio, as well as the unfavorable effects of foreign currency devaluations during the quarter.

•
Net income attributable to common stockholders was $405.0 million, or $1.30 per diluted share, as compared to $381.6 million, or $1.23 per diluted share, in the prior year period.

RESULTS FOR THE YEAR

•
Funds from Operations ("FFO") was $3.235 billion, or $8.90 per diluted share, as compared to $3.206 billion, or $8.85 per diluted share, in the prior year period.

•
Net income attributable to common stockholders was $1.405 billion, or $4.52 per diluted share, as compared to $1.316 billion, or $4.24 per diluted share, in the prior year period.

4Q 2014 SUPPLEMENTAL	2

EARNINGS RELEASE

EFFECT OF WASHINGTON PRIME GROUP INC. SPIN-OFF

•
Results for the three and twelve months ended December 31, 2013 included FFO per diluted share of $0.27 and $0.99, respectively, from the Washington Prime Group Inc. ("WPG") properties that were spun-off effective May 28, 2014. Results for the three months ended December 31, 2014 do not include any effect of the WPG properties while results for the twelve months ended December 31, 2014 include a net $0.30 of FFO per diluted share ($0.40 of FFO from the WPG properties' operations net of $0.10 of spin-off related transaction expenses). Results for the twelve months also include a $0.35 per diluted share charge related to the cash tender offers and early notes redemption completed in the third quarter of 2014.

•
Growth in FFO per diluted share for the three and twelve month periods in 2014 was 12.3% and 13.9%, respectively, excluding the FFO from the WPG properties and transaction costs related to the spin-off, as well as the loss on the extinguishment of debt related to the cash tender and early redemption transactions as detailed in the table below.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Reported FFO per share	$2.47	$2.47	$8.90	$8.85
Add: Loss on extinguishment of debt	—	—	0.35	—
Add: Spin-off transaction expenses	—	—	0.10	—
Less: FFO from WPG properties	—	(0.27)	(0.40)	(0.99)

Comparable FFO per share	$2.47	$2.20	$8.95	$7.86

Comparable FFO per share growth	12.3%		13.9%
Reported earnings per share	$1.30	$1.23	$4.52	$4.24
Comparable earnings per share (1)	$1.30	$1.09	$4.79	$3.73
(1)
For a reconciliation of Reported EPS to Comparable EPS, please see Footnote H of the Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures.

"We had a very strong fourth quarter concluding an exceptional year," said David Simon, Chairman and CEO. "We produced strong financial and operating results in the fourth quarter, led by growth in comparable net operating income and record year-end occupancy. We continue to strengthen our retail real estate platform through our investment activities resulting in cash flow and FFO per share growth. We are also pleased to again announce an increase in our quarterly dividend to $1.40 per share, growth of 7.7% from last quarter."

COMPARABLE PROPERTY NET OPERATING INCOME

Comparable property NOI growth for the three months ended December 31, 2014 was 4.0%. The full year growth for the twelve months ended December 31, 2014 was 5.1%. Comparable properties include U.S. Malls, Premium Outlets and The Mills.

4Q 2014 SUPPLEMENTAL	3

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF DECEMBER 31,
			YEAR-OVER-YEAR CHANGE
	2014 (1)	2013
Occupancy (2)	97.1%	96.1%	+100 bps
Base Minimum Rent per sq. ft. (2)	$47.01	$42.34	+11.0%
Releasing Spread per sq. ft. (2)(3)	$9.59	$8.94	+$0.65
Releasing Spread (percentage change) (2)(3)	16.6%	16.8%	-20 bps
Total Sales per sq. ft. (4)	$619	$582	+6.4%
(1)
Excludes WPG properties.
(2)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(3)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.
(4)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

Total sales from the U.S. Malls (less anchors) and Premium Outlets increased 2.3% in the fourth quarter of 2014 compared to the fourth quarter of 2013.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.40 per share. This is an increase of $0.10 from the previous quarter, and a year-over-year increase of 12%. The dividend will be payable on February 27, 2015 to stockholders of record on February 13, 2015.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 31, 2015 to stockholders of record on March 17, 2015.

DEVELOPMENT ACTIVITY

Premium Outlets Montreal opened on October 30th. This new 365,000 square foot center offers more than 80 outlet stores featuring high-quality designer and name brands. Simon owns a 50% interest in this property.

During the fourth quarter, construction started on significant projects at Phipps Plaza, including the addition of a 166-room AC Hotel by Marriott and 319 luxury residences.

Construction continues on other significant expansion projects including Roosevelt Field Mall, Del Amo Fashion Center, King of Prussia Mall, Woodbury Common Premium Outlets, Las Vegas North Premium Outlets, Livermore Premium Outlets and Chicago Premium Outlets.

Redevelopment and expansion projects, including the addition of new anchors, are underway at 27 properties in the U.S. and Asia.

4Q 2014 SUPPLEMENTAL	4

EARNINGS RELEASE

Construction continues on three new Premium Outlets opening in 2015:

•
Gloucester Premium Outlets in Gloucester, New Jersey, serving the greater Philadelphia metropolitan area, is a 375,000 square foot center scheduled to open in August of 2015. Simon owns a 50% interest in this project.

•
Tucson Premium Outlets is a 366,000 square foot center scheduled to open in October of 2015. Simon owns 100% of this project.

•
Tampa Premium Outlets is a 441,000 square foot center scheduled to open in October of 2015. Simon owns 100% of this project.

Simon's share of the costs of all development and redevelopment projects currently under construction is approximately $2.1 billion.

The Company announced plans to develop the first phase of retail at The Shops at Clearfork in Ft. Worth, Texas. The center will be a 500,000 square foot shopping destination anchored by Neiman Marcus and include 100 high-end specialty stores, a premium luxury theater, and distinctive restaurants. Construction will commence in the spring of 2015 with a planned grand opening in February of 2017. Simon owns a 45% interest in this project.

ACQUISITIONS

In January 2015, we completed the acquisition of two properties – Jersey Gardens in Elizabeth, New Jersey (renamed The Mills at Jersey Gardens) and University Park Village in Fort Worth, Texas. The aggregate purchase price was $1.09 billion, including the assumption of existing mortgage debt of $405 million.

FINANCING ACTIVITY

The Company was active in both the unsecured and secured debt markets in 2014 continuing to lower our effective borrowing costs and extend our maturity profile.

During the year, we retired $2.9 billion of senior notes at a weighted average coupon rate of 5.76% and we completed two senior notes offerings totaling $2.5 billion, with a weighted average coupon rate of 3.32% and weighted average duration of 12.0 years. The two new notes offerings were 244 basis points lower in rate than the notes we retired during the year.

The Company also amended and extended its $4.0 billion revolving credit facility, which reduced pricing to LIBOR plus 80 basis points and the facility fee to 10 basis points while extending the term to June 30, 2019.

With regard to secured debt activity, we closed 16 new loans totaling approximately $2.8 billion, of which SPG's share is $1.6 billion. The weighted average interest rate on these loans is 3.29% and term is 8.4 years.

In addition to the above capital markets activity, the Company also became the first U.S. REIT to establish a global commercial paper program. The Company had approximately $400 million of CP issuance, split evenly between U.S. dollars and Euros, at December 31, 2014.

As of December 31, 2014, Simon had over $6 billion of liquidity consisting of $1.133 billion of cash on hand, including its share of joint venture cash, and its available revolving credit capacity.

4Q 2014 SUPPLEMENTAL	5

EARNINGS RELEASE

2015 GUIDANCE

The Company estimates that FFO will be within a range of $9.60 to $9.70 per diluted share for the year ending December 31, 2015, and net income will be within a range of $5.05 to $5.15 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2015

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$5.05	$5.15
Depreciation and amortization including Simon's share of unconsolidated entities	4.55	4.55

Estimated FFO per diluted share	$9.60	$9.70

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Friday, January 30, 2015. Live streaming audio of the conference call will be accessible at investors.simon.com. An online replay will be available until February 13, 2015 at investors.simon.com.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2014 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

4Q 2014 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, and the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions, the loss of key management personnel and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group, NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

4Q 2014 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
REVENUE:
Minimum rent	$771,312	$737,433	$2,962,295	$2,775,919
Overage rent	83,769	85,300	207,104	214,758
Tenant reimbursements	344,096	337,028	1,362,412	1,258,165
Management fees and other revenues	37,081	31,816	138,226	126,972
Other income	60,862	59,578	200,781	168,035

Total revenue	1,297,120	1,251,155	4,870,818	4,543,849

EXPENSES:
Property operating	104,280	94,483	398,598	371,044
Depreciation and amortization	294,458	283,526	1,143,827	1,107,700
Real estate taxes	93,131	94,925	384,189	368,683
Repairs and maintenance	27,178	29,530	100,016	98,219
Advertising and promotion	37,528	42,765	136,656	117,894
Provision for credit losses	3,366	3,219	12,001	7,165
Home and regional office costs	37,577	34,911	158,576	140,931
General and administrative	15,116	15,327	59,958	59,803
Other	29,198	24,700	91,655	83,741

Total operating expenses	641,832	623,386	2,485,476	2,355,180

OPERATING INCOME	655,288	627,769	2,385,342	2,188,669
Interest expense	(233,655)	(273,846)	(992,601)	(1,082,081)
Loss on extinguishment of debt	–	–	(127,573)	–
Income and other taxes	(8,008)	(9,764)	(28,085)	(39,538)
Income from unconsolidated entities	58,301	48,569	226,774	206,380
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	4,066	7,609	158,308	93,363

Consolidated income from continuing operations	475,992	400,337	1,622,165	1,366,793
Discontinued operations	–	48,967	67,524	184,797
Discontinued operations transaction expenses	–	–	(38,163)	–

CONSOLIDATED NET INCOME	475,992	449,304	1,651,526	1,551,590
Net income attributable to noncontrolling interests	70,110	66,915	242,938	231,949
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$405,048	$381,555	$1,405,251	$1,316,304

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$1.30	$1.09	$4.44	$3.73
Discontinued operations	–	0.14	0.08	0.51

Net income attributable to common stockholders	$1.30	$1.23	$4.52	$4.24

4Q 2014 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2014	DECEMBER 31, 2013
ASSETS:
Investment properties at cost	$31,318,532	$30,336,639
Less - accumulated depreciation	8,950,747	8,092,794

	22,367,785	22,243,845
Cash and cash equivalents	612,282	1,691,006
Tenant receivables and accrued revenue, net	580,197	520,361
Investment in unconsolidated entities, at equity	2,378,800	2,429,845
Investment in Klépierre, at equity	1,786,477	2,014,415
Deferred costs and other assets	1,806,789	1,422,788
Total assets of discontinued operations	–	3,002,314

Total assets	$29,532,330	$33,324,574

LIABILITIES:
Mortgages and unsecured indebtedness	$20,852,993	$22,669,917
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,259,681	1,223,102
Cash distributions and losses in partnerships and joint ventures, at equity	1,167,163	1,050,278
Other liabilities	275,451	250,371
Total liabilities of discontinued operations	–	1,117,789

Total liabilities	23,555,288	26,311,457

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	25,537	190,485
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,062	44,390
Common stock, $0.0001 par value, 511,990,000 shares authorized, 314,320,664 and 314,251,245 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,422,237	9,217,363
Accumulated deficit	(4,208,183)	(3,218,686)
Accumulated other comprehensive loss	(61,041)	(75,795)
Common stock held in treasury at cost, 3,540,754 and 3,650,680 shares, respectively	(103,929)	(117,897)

Total stockholders' equity	5,093,177	5,849,406
Noncontrolling interests	858,328	973,226

Total equity	5,951,505	6,822,632

Total liabilities and equity	$29,532,330	$33,324,574

4Q 2014 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE YEAR ENDED DECEMBER 31,
	2014	2013	2014	2013
REVENUE:
Minimum rent	$457,286	$453,191	$1,746,549	$1,618,802
Overage rent	50,332	52,115	183,478	180,435
Tenant reimbursements	197,579	191,766	786,351	747,447
Other income	64,626	77,045	293,419	199,197

Total revenue	769,823	774,117	3,009,797	2,745,881
OPERATING EXPENSES:
Property operating	140,559	131,055	574,706	487,144
Depreciation and amortization	162,059	134,418	604,199	512,702
Real estate taxes	54,222	50,623	221,745	204,894
Repairs and maintenance	19,329	20,322	71,203	66,612
Advertising and promotion	18,038	18,026	72,496	61,664
Provision for (recovery of) credit losses	2,239	(435)	6,527	1,388
Other	46,484	45,819	187,729	155,421

Total operating expenses	442,930	399,828	1,738,605	1,489,825

OPERATING INCOME	326,893	374,289	1,271,192	1,256,056
Interest expense	(149,388)	(237,701)	(598,900)	(680,321)

INCOME FROM CONTINUING OPERATIONS	177,505	136,588	672,292	575,735
Income from operations of discontinued joint venture interests	–	4,107	5,079	14,200
Gain on disposal of discontinued operations, net	–	26,228	–	51,164

NET INCOME	$177,505	$166,923	$677,371	$641,099

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$88,789	$89,782	$348,127	$353,708

OUR SHARE OF NET INCOME	88,716	77,141	329,244	287,391
AMORTIZATION OF EXCESS INVESTMENT (A)	(23,295)	(27,460)	(99,463)	(102,875)
OUR SHARE OF INCOME FROM UNCONSOLIDATED DISCONTINUED OPERATIONS	–	1,973	(652)	1,121

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$65,421	$51,654	$229,129	$185,637

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre").
For additional information, see footnote B.

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Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2014	DECEMBER 31, 2013
ASSETS:
Investment properties, at cost	$16,087,282	$15,355,700
Less - accumulated depreciation	5,457,899	5,080,832

	10,629,383	10,274,868
Cash and cash equivalents	993,178	781,554
Tenant receivables and accrued revenue, net	362,201	302,902
Investment in unconsolidated entities, at equity	11,386	38,352
Deferred costs and other assets	536,600	579,480
Total assets of discontinued operations	–	281,000

Total assets	$12,532,748	$12,258,156

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$13,272,557	$12,753,139
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,015,334	834,898
Other liabilities	493,718	513,897
Total liabilities of discontinued operations	–	286,252

Total liabilities	14,781,609	14,388,186
Preferred units	67,450	67,450
Partners' deficit	(2,316,311)	(2,197,480)

Total liabilities and partners' deficit	$12,532,748	$12,258,156

Our Share of:
Partners' deficit	$(663,700)	$(717,776)
Add: Excess Investment (A)	1,875,337	2,059,584
Add: Our Share of investment in discontinued unconsolidated entities, at equity	–	37,759

Our net Investment in unconsolidated entities, at equity	$1,211,637	$1,379,567

Note:
The above financial presentation does not include any information related to our investment in Klépierre.
For additional information, see footnote B attached hereto.

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Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Consolidated Net Income (D)	$475,992	$449,304	$1,651,526	$1,551,590
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	289,584	324,478	1,204,624	1,273,646
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	138,291	134,768	549,138	511,200
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,066)	(7,609)	(158,550)	(107,515)
Net income attributable to noncontrolling interest holders in properties	(772)	(2,474)	(2,491)	(8,990)
Noncontrolling interests portion of depreciation and amortization	(968)	(2,391)	(3,697)	(8,986)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership (E)	$896,748	$894,763	$3,235,298	$3,205,693

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.30	$1.23	$4.52	$4.24
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.18	1.26	4.82	4.91
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	(0.02)	(0.44)	(0.30)

Diluted FFO per share (F)	$2.47	$2.47	$8.90	$8.85

Details for per share calculations:
FFO of the Operating Partnership (E)	$896,748	$894,763	$3,235,298	$3,205,693
Diluted FFO allocable to unitholders	(130,309)	(128,419)	(469,479)	(460,923)

Diluted FFO allocable to common stockholders (G)	$766,439	$766,344	$2,765,819	$2,744,770

Basic and Diluted weighted average shares outstanding	310,784	310,434	310,731	310,255
Weighted average limited partnership units outstanding	52,851	52,021	52,745	52,101

Basic and Diluted weighted average shares and units outstanding	363,635	362,455	363,476	362,356

Basic and Diluted FFO per Share (F)	$2.47	$2.47	$8.90	$8.85
Percent Change	0.0%		0.6%

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Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes D below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.2 million and $2.2 million for the three months ended December 31, 2014 and 2013, respectively, $15.6 million and $7.6 million for the twelve months ended December 31, 2014 and 2013, respectively.

-
Straight-line adjustments to minimum rent of $14.2 million and $18.1 million for the three months ended December 31, 2014 and 2013, respectively (including $0.0 million and $0.3 million related to WPG), and $59.1 million and $57.8 million for the twelve months ended December 31, 2014 and 2013, respectively (including $0.3 million and $0.2 million related to WPG).

4Q 2014 SUPPLEMENTAL	13

 EARNINGS RELEASE

  -
  Amortization of fair market value of leases from acquisitions of $3.7 million and $5.8 million for the three months ended December 31, 2014 and 2013 respectively (including $0.0 million and $0.2 million related to WPG), and $15.9 million and $27.7 million for the twelve months ended December 31, 2014 and 2013, respectively (including $0.3 million and $1.3 million related to WPG).

  -
  Debt premium amortization of $4.9 million and $9.6 million for the three months ended December 31, 2014 and 2013, respectively (including $0.0 million and $0.2 million related to WPG), and $31.5 million and $41.9 million for the twelve months ended December 31, 2014 and 2013, respectively (including $0.2 million and $0.5 million related to WPG).

(E)
Includes FFO of the operating partnership and 2014 transaction expenses related to WPG of $98.2 million for the three months ended December 31, 2013, and $108.0 million and $360.3 million for the twelve months ended December 31, 2014 and 2013, respectively.

(F)
Includes Basic and Diluted FFO per share related to WPG operations and 2014 transaction expenses of $0.27 for the three months ended December 31, 2013, and $0.30 and $0.99 for the twelve months ended December 31, 2014 and 2013, respectively.

(G)
Includes Diluted FFO allocable to common stockholders and 2014 transaction expenses related to WPG of $84.1 million for the three months ended December 31, 2013, and $92.4 million and $308.5 million for the twelve months ended December 31, 2014 and 2013, respectively.

(H)
Reconciliation of reported earnings per share to comparable earnings per share

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Reported earnings per share	$1.30	$1.23	$4.52	$4.24
Add: Loss on extinguishment of debt	–	–	0.35	–
Add: WPG spin-off transaction expenses	–	–	0.10	–
Less: Earnings per share from WPG properties	–	(0.14)	(0.18)	(0.51)

Comparable earnings per share	$1.30	$1.09	$4.79	$3.73

Comparable earnings per share growth	19.3%		28.4%

4Q 2014 SUPPLEMENTAL	14

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2014, we owned or had an interest in 228 properties comprising 189 million square feet in North America, Asia and Europe. Additionally, at December 31, 2014, we had a 28.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2014, for the Company and the Operating Partnership.

On May 28, 2014, we completed the spin-off of 98 smaller malls and community centers to Washington Prime Group Inc. (WPG), the predecessor company to WP GLIMCHER, an independent public company trading on the NYSE under the symbol "WPG". Results from the properties transferred to WPG (WPG properties) are included in our financial information as discontinued operations through May 28, 2014.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions, the loss of key management personnel and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

First Quarter 2015	April 24, 2015
Second Quarter 2015	July 24, 2015
Third Quarter 2015	October 23, 2015

4Q 2014 SUPPLEMENTAL	15

OVERVIEW

 STOCK INFORMATION

The Company's common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ

CREDIT RATINGS

Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Commerical Paper	A1	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)
Commerical Paper	P1	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	3.8X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	264%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2014 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Financial Highlights
Total Revenue - Consolidated Properties	$1,297,120	$1,251,155	$4,870,818	$4,543,849
Consolidated Net Income	$475,992	$449,304	$1,651,526	$1,551,590
Net Income Attributable to Common Stockholders	$405,048	$381,555	$1,405,251	$1,316,304
Basic and Diluted Earnings per Common Share (EPS)	$1.30	$1.23	$4.52	$4.24
Funds from Operations (FFO) of the Operating Partnership (1)	$896,748	$894,763	$3,235,298	$3,205,693
Basic and Diluted FFO per Share (FFOPS) (2)	$2.47	$2.47	$8.90	$8.85
Dividends/Distributions per Share/Unit	$1.30	$1.20	$5.15	$4.65

Stockholders' Equity Information	AS OF DECEMBER 31, 2014		AS OF DECEMBER 31, 2013
Limited Partners' Units Outstanding at end of period	52,847		51,846
Common Shares Outstanding at end of period	310,788		310,609

Total Common Shares and Limited Partnership Units Outstanding at end of period	363,635		362,455

Weighted Average Limited Partnership Units Outstanding	52,745		52,101
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	310,731		310,255

Debt Information
Share of Consolidated Debt	$20,773,850		$22,536,459
Share of Joint Venture Debt	6,359,882		6,023,740
Share of Debt from Discontinued Operations	–		962,157

Share of Total Debt	$27,133,732		$29,522,356

Market Capitalization
Common Stock Price at end of period	$182.11	(3)	$152.16
Common Equity Capitalization, including Limited Partnership Units	$66,221,496		$55,151,110
Preferred Equity Capitalization, including Limited Partnership Preferred Units	81,236		73,753

Total Equity Market Capitalization	$66,302,732		$55,224,863

Total Market Capitalization - Including Share of Total Debt	$93,436,464		$84,747,219

Debt to Total Market Capitalization	29.0%		34.8%
(1)
Includes FFO of the Operating Partnership and 2014 transaction expenses related to the May 28, 2014 spin-off of the WPG properties of $98.2 million for the three months ended December 31, 2013, and $108.0 million and $360.3 million for the twelve months ended December 31, 2014 and 2013, respectively. Also includes a charge of $127.6 million for loss on extinguishment of debt for the twelve months ended December 31, 2014.
(2)
Includes Basic and Diluted FFO per share related to WPG properties and 2014 transaction expenses of $0.27 for the three months ended December 31, 2013, and $0.30 and $0.99 for the twelve months ended December 31, 2014 and 2013, respectively. Also includes a charge of $0.35 for loss on extinguishment of debt for the twelve months ended December 31, 2014.
(3)
Reflects value after WPG spin-off.

4Q 2014 SUPPLEMENTAL	17

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE THREE MONTHS ENDED DECEMBER 31, 2013 OUR TOTAL SHARE
REVENUE:
Minimum rent	$771,312	$(3,536)	$767,776	$221,234	$989,010		$946,600
Overage rent	83,769	(107)	83,662	22,364	106,026		107,861
Tenant reimbursements	344,096	(1,992)	342,104	93,442	435,546		423,178
Management fees and other revenues	37,081	–	37,081	–	37,081		31,816
Other income	60,862	(196)	60,666	30,418	91,084		92,977

Total revenue	1,297,120	(5,831)	1,291,289	367,458	1,658,747		1,602,432

EXPENSES:
Property operating	104,280	(994)	103,286	63,588	166,874		150,305
Depreciation and amortization	294,458	(968)	293,490	104,308	397,798		373,206
Real estate taxes	93,131	(539)	92,592	25,893	118,485		117,810
Repairs and maintenance	27,178	(215)	26,963	9,105	36,068		38,573
Advertising and promotion	37,528	(103)	37,425	8,682	46,107		51,172
Provision for credit losses	3,366	(23)	3,343	1,061	4,404		2,926
Home and regional office costs	37,577	–	37,577	–	37,577		34,911
General and administrative	15,116	–	15,116	–	15,116		15,327
Other	29,198	(1,014)	28,184	20,521	48,705		43,790

Total operating expenses	641,832	(3,856)	637,976	233,158	871,134		828,020

OPERATING INCOME	655,288	(1,975)	653,313	134,300	787,613		774,412
Interest expense	(233,655)	1,203	(232,452)	(68,879)	(301,331)		(371,308)
Loss on extinguishment of debt	–	–	–	–	–		–
Income and other taxes	(8,008)	–	(8,008)	–	(8,008)		(9,765)
Income from unconsolidated entities	58,301	–	58,301	(65,421)	(7,120)	(2)	(3,085)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	4,066	–	4,066	–	4,066		7,609

Consolidated income from continuing operations	475,992	(772)	475,220	–	475,220		397,863
Discontinued operations	–	–	–	–	–		48,967
Discontinued operations transaction expenses	–	–	–	–	–		–

CONSOLIDATED NET INCOME	475,992	(772)	475,220	–	475,220		446,830
Net income attributable to noncontrolling interests	70,110	(772)	69,338	–	69,338	(3)	64,441
Preferred dividends	834	–	834	–	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$405,048	$–	$405,048	$–	$405,048		$381,555

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$475,992	$–	$475,992		$449,304
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			289,584		289,584		324,478
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				138,291	138,291		134,768
Income from unconsolidated entities			(58,301)	58,301	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(4,066)		(4,066)		(7,609)
Net income attributable to noncontrolling interest holders in properties			(772)		(772)		(2,474)
Noncontrolling interests portion of depreciation and amortization			(968)		(968)		(2,391)
Preferred distributions and dividends			(1,313)		(1,313)		(1,313)

FFO of the Operating Partnership			$700,156	$196,592	$896,748		$894,763

Percentage of FFO of the Operating Partnership			78.08%	21.92%	100.00%		100.00%
(1)
Represents our venture partners' share of operations on consolidated properties.

(2)
Our Total Share of the remaining results from unconsolidated entities represents our share of net results related to our investment in Klépierre.

(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2014 SUPPLEMENTAL	18

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013 OUR TOTAL SHARE
REVENUE:
Minimum rent	$2,962,295	$(13,413)	$2,948,882	$845,700	$3,794,582		$3,510,933
Overage rent	207,104	(206)	206,898	79,401	286,299		291,206
Tenant reimbursements	1,362,412	(8,194)	1,354,218	371,574	1,725,792		1,592,434
Management fees and other revenues	138,226	–	138,226	–	138,226		126,972
Other income	200,781	(699)	200,082	143,529	343,611		257,452

Total revenue	4,870,818	(22,512)	4,848,306	1,440,204	6,288,510		5,778,997

EXPENSES:
Property operating	398,598	(4,211)	394,387	259,600	653,987		575,235
Depreciation and amortization	1,143,827	(3,697)	1,140,130	412,765	1,552,895		1,451,956
Real estate taxes	384,189	(2,260)	381,929	105,400	487,329		460,446
Repairs and maintenance	100,016	(776)	99,240	33,755	132,995		127,845
Advertising and promotion	136,656	(399)	136,257	34,002	170,259		145,782
Provision for credit losses	12,001	(101)	11,900	3,213	15,113		7,860
Home and regional office costs	158,576	–	158,576	–	158,576		140,931
General and administrative	59,958	–	59,958	–	59,958		59,803
Other	91,655	(3,711)	87,944	83,942	171,886		145,809

Total operating expenses	2,485,476	(15,155)	2,470,321	932,677	3,402,998		3,115,667

OPERATING INCOME	2,385,342	(7,357)	2,377,985	507,527	2,885,512		2,663,330
Interest expense	(992,601)	4,866	(987,735)	(278,398)	(1,266,133)		(1,380,095)
Loss on extinguishment of debt	(127,573)	–	(127,573)	–	(127,573)		–
Income and other taxes	(28,085)	–	(28,085)	–	(28,085)		(39,538)
Income from unconsolidated entities	226,774	–	226,774	(229,129)	(2,355)	(2)	20,743
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	158,308	–	158,308	–	158,308		93,363

Consolidated income from continuing operations	1,622,165	(2,491)	1,619,674	–	1,619,674		1,357,803

Discontinued operations	67,524	–	67,524	–	67,524		184,797
Discontinued operations transaction expenses	(38,163)	–	(38,163)	–	(38,163)		–

CONSOLIDATED NET INCOME	1,651,526	(2,491)	1,649,035	–	1,649,035		1,542,600
Net income attributable to noncontrolling interests	242,938	(2,491)	240,447	–	240,447	(3)	222,959
Preferred dividends	3,337	–	3,337	–	3,337		3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,405,251	$–	$1,405,251	$–	$1,405,251		$1,316,304

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$1,651,526	$–	$1,651,526		$1,551,590
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			1,204,624		1,204,624		1,273,646
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				549,138	549,138		511,200
Income from unconsolidated entities			(227,426)	227,426	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(158,550)		(158,550)		(107,515)
Net income attributable to noncontrolling interest holders in properties			(2,491)		(2,491)		(8,990)
Noncontrolling interests portion of depreciation and amortization			(3,697)		(3,697)		(8,986)
Preferred distributions and dividends			(5,252)		(5,252)		(5,252)

FFO of the Operating Partnership			$2,458,734	$776,564	$3,235,298		$3,205,693

Percentage of FFO of the Operating Partnership			76.00%	24.00%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2014 SUPPLEMENTAL	19

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF DECEMBER 31, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2013 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$31,318,532	$(124,408)	$31,194,124	$10,019,756	$41,213,880	$39,792,597
Less - accumulated depreciation	8,950,747	(53,683)	8,897,064	2,613,601	11,510,665	10,399,807

	22,367,785	(70,725)	22,297,060	7,406,155	29,703,215	29,392,790
Cash and cash equivalents	612,282	(4,414)	607,868	524,807	1,132,675	2,053,790
Tenant receivables and accrued revenue, net	580,197	(2,037)	578,160	174,405	752,565	660,235
Investment in unconsolidated entities, at equity	2,378,800	–	2,378,800	(2,378,800)	–	–
Investment in Klépierre, at equity	1,786,477	–	1,786,477	–	1,786,477	2,014,415
Deferred costs and other assets	1,806,789	(7,214)	1,799,575	296,201	2,095,776	1,723,503
Total assets of discontinued operations	–	–	–	–	–	3,041,057

Total assets	$29,532,330	$(84,390)	$29,447,940	$6,022,768	$35,470,708	$38,885,790

LIABILITIES:
Mortgages and unsecured indebtedness	$20,852,993	$(79,143)	$20,773,850	$6,359,882	$27,133,732	$28,560,199
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,259,681	(4,973)	1,254,708	582,608	1,837,316	1,628,779
Cash distributions and losses in partnerships and joint ventures, at equity	1,167,163	–	1,167,163	(1,167,163)	–	–
Other liabilities	275,451	(503)	274,948	247,441	522,389	521,910
Total liabilities of discontinued operations	–	–	–	–	–	1,194,291

Total liabilities	23,555,288	(84,619)	23,470,669	6,022,768	29,493,437	31,905,179

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	25,537	–	25,537	–	25,537	162,243

EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	44,062	–	44,062	–	44,062	44,390
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,422,237	–	9,422,237	–	9,422,237	9,217,363
Accumulated deficit	(4,208,183)	–	(4,208,183)	–	(4,208,183)	(3,218,686)
Accumulated other comprehensive loss	(61,041)	–	(61,041)	–	(61,041)	(75,795)
Common stock held in treasury at cost	(103,929)	–	(103,929)	–	(103,929)	(117,897)

Total stockholders' equity	5,093,177	–	5,093,177	–	5,093,177	5,849,406
Noncontrolling interests	858,328	229	858,557	–	858,557	968,962

Total equity	5,951,505	229	5,951,734	–	5,951,734	6,818,368

Total liabilities and equity	$29,532,330	$(84,390)	$29,447,940	$6,022,768	$35,470,708	$38,885,790

BASIS OF PRESENTATION:

We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same joint venture ownership percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

4Q 2014 SUPPLEMENTAL	20

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2014

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt. Does not include WPG properties.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

4Q 2014 SUPPLEMENTAL	21

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI
The following schedule reconciles net income to NOI and provides our calculation of comparable property NOI.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$475,992	$449,304	$1,651,526	$1,551,590
Discontinued operations	–	(48,967)	(67,524)	(184,797)
Discontinued operations transaction expenses	–	–	38,163	–
Income and other taxes	8,008	9,764	28,085	39,538
Interest expense	233,655	273,846	992,601	1,082,081
Income from unconsolidated entities	(58,301)	(48,569)	(226,774)	(206,380)
Loss on extinguishment of debt	–	–	127,573	–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,066)	(7,609)	(158,308)	(93,363)

Operating Income	655,288	627,769	2,385,342	2,188,669
Depreciation and amortization	294,458	283,526	1,143,827	1,107,700

NOI of consolidated properties	$949,746	$911,295	$3,529,169	$3,296,369

Reconciliation of NOI of unconsolidated entities:
Net Income	$177,505	$166,923	$677,371	$641,099
Interest expense	149,388	237,701	598,900	680,321
Income from operations of discontinued joint venture interests	–	(4,107)	(5,079)	(14,200)
Gain on disposal of discontinued operations, net	–	(26,228)	–	(51,164)

Operating Income	326,893	374,289	1,271,192	1,256,056
Depreciation and amortization	162,059	134,418	604,199	512,702

NOI of unconsolidated entities	$488,952	$508,707	$1,875,391	$1,768,758

Total consolidated and unconsolidated NOI from continuing operations	$1,438,698	$1,420,002	$5,404,560	$5,065,127

Change in total NOI from continuing operations from prior period	1.3%		6.7%
Adjustments to NOI:
NOI of discontinued consolidated properties	–	110,434	169,828	409,848
NOI of discontinued unconsolidated properties	–	11,408	17,445	44,352

Total NOI of our portfolio	$1,438,698	$1,541,844	$5,591,833	$5,519,327

Add: Our share of NOI from Klépierre	51,507	67,571	223,013	276,391
Less: Joint venture partners' share of NOI from continuing operations	253,287	272,385	966,154	949,841
Less: Joint venture partners' share of NOI from discontinued operations	–	8,579	12,998	33,620

Our share of NOI	$1,236,918	$1,328,451	$4,835,694	$4,812,257

Total NOI of our portfolio	$1,438,698	$1,541,844	$5,591,833	$5,519,327
NOI from non comparable properties (1)	177,672	329,369	961,053	1,112,166

Total NOI of comparable properties (2)	$1,261,026	$1,212,475	$4,630,780	$4,407,161

Increase in NOI of U.S. Malls, Premium Outlets and The Mills that are comparable properties	4.0%		5.1%

(1)
NOI excluded from comparable property NOI relates to WPG properties, international properties, other retail properties, TMLP properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls, Premium Outlets and The Mills not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.
(2)
Excludes lease termination income, interest income, land sale gains, straight line rent, above/below market rent adjustments, and the impact of significant redevelopment activities.

4Q 2014 SUPPLEMENTAL	22

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2014	PER SHARE AMOUNT	TWELVE MONTHS ENDED DECEMBER 31, 2014	PER SHARE AMOUNT
FFO	$896,748	$2.47	$3,235,298	$8.90
Non-cash impacts to FFO (1)	(666)	–	(8,741)	(0.02)

FFO excluding non-cash impacts	896,082	$2.47	3,226,557	$8.88
Tenant allowances	(28,680)	(0.08)	(148,947)	(0.41)
Operational capital expenditures	(50,027)	(0.14)	(118,372)	(0.33)

Funds available for distribution	$817,375	$2.25	$2,959,238	$8.14

(1)
Non-cash impacts to FFO include:

	THREE MONTHS ENDED DECEMBER 31, 2014	TWELVE MONTHS ENDED DECEMBER 31, 2014
Deductions:
Straight-line rent	(14,207)	(59,099)
Fair value of debt amortization	(4,879)	(31,522)
Fair market value of lease amortization	(3,738)	(15,944)
Additions:
Stock based compensation expense	13,186	56,529
Mortgage, financing fee and terminated swap amortization expense	8,972	41,295

	(666)	(8,741)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 22 and 23 and in the Earnings Release for the latest period.

4Q 2014 SUPPLEMENTAL	23

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Consolidated Properties
Other Income (1)
Interest and dividend income	$7,843	$2,766	$19,096	$9,054
Lease settlement income	2,042	2,705	22,085	5,824
Gains on land sales	1,035	1,972	15,262	7,363
Other (2)	49,942	52,135	144,338	145,794

Totals	$60,862	$59,578	$200,781	$168,035

Other Expense
Ground rent	$10,419	$5,513	$39,934	$37,170
Professional fees and other	18,779	19,187	51,721	46,571

Totals	$29,198	$24,700	$91,655	$83,741

Capitalized Interest (1)	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$5,902	$2,471	$16,485	$15,304
Our Share of Joint Venture Properties	$1,015	$83	$1,456	$613
(1)
Excludes WPG properties in all periods presented as those items are reported as discontinued operations.
(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

4Q 2014 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF DECEMBER 31,
	2014	2013 (1)
Total Number of Properties	177	178
Total Square Footage of Properties (in millions)	151.5	152.7
Ending Occupancy (2):
Consolidated Assets	97.3%	97.5%
Unconsolidated Assets	96.4%	95.4%
Total Portfolio	97.1%	96.9%
Total Sales per Square Foot (PSF) (3):
Consolidated Assets	$603	$603
Unconsolidated Assets	$679	$670
Total Portfolio	$619	$618
Base Minimum Rent PSF (4):
Consolidated Assets	$45.34	$43.33
Unconsolidated Assets	$51.89	$50.00
Total Portfolio	$47.01	$45.01

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF
	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (5)	CLOSING RATE PSF (5)	RELEASING SPREAD (5)
12/31/14	7,560,601	$67.51	$57.92	$9.59	16.6%
9/30/14	7,263,578	$65.46	$55.79	$9.67	17.3%
6/30/14	7,174,353	$66.28	$55.22	$11.06	20.0%
3/31/14	6,653,281	$65.89	$54.42	$11.47	21.1%
12/31/13	6,697,286	$67.06	$56.72	$10.34	18.2%
9/30/13	6,587,881	$65.86	$56.50	$9.36	16.6%
6/30/13	6,366,446	$64.84	$56.08	$8.76	15.6%
3/31/13	6,268,787	$63.61	$55.16	$8.45	15.3%
Occupancy Cost as a Percentage of Sales (6):

12/31/14	11.7%
9/30/14	11.7%
6/30/14	11.6%
3/31/14	11.4%
12/31/13	11.3%
9/30/13	11.2%
6/30/13	11.2%
3/31/13	11.1%
(1)
Excludes WPG properties and all prior periods have been restated.
(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(3)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
(4)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(5)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(6)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2014 SUPPLEMENTAL	25

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,
	2014	2013
The Mills
Total Number of Properties	13	13
Total Square Footage of Properties (in millions)	19.6	19.6
Ending Occupancy (1)	98.4%	98.5%
Total Sales PSF (2)	$541	$529
Base Minimum Rent PSF (3)	$25.43	$23.79
Releasing Spread PSF (4)	$13.05	$11.00
Releasing Spread (Percentage Change) (4)	39.9%	30.4%

International Properties
Premium Outlets
Total Number of Properties	16	15
Total Square Footage of Properties (in millions)	5.5	4.9
Designer Outlets
Total Number of Properties	5	5
Total Square Footage of Properties (in millions)	1.0	1.0
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.1%	99.4%
Total Sales PSF	¥94,933	¥90,959
Base Minimum Rent PSF	¥4,810	¥4,888
(1)
See footnote 2 on page 25 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 3 on page 25 for definition; calculation methodology is the same as for malls.
(3)
See footnote 4 on page 25 for definition.
(4)
See footnote 5 on page 25 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2014 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 12/31/14	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)
Inline Stores and Freestanding
Month to Month Leases	434	1,242,185	$44.68	1.2%
2015	2,085	6,506,235	$44.74	6.4%
2016	2,444	8,274,653	$42.38	7.7%
2017	2,402	8,186,466	$44.84	8.3%
2018	2,218	8,259,805	$47.00	8.6%
2019	1,834	7,070,956	$46.48	7.4%
2020	1,342	5,239,299	$46.74	5.5%
2021	1,209	4,867,902	$49.87	5.5%
2022	1,447	5,589,313	$48.97	6.1%
2023	1,757	6,653,525	$51.16	7.7%
2024	1,551	5,897,684	$53.19	6.9%
2025 and Thereafter	572	3,126,265	$45.09	3.2%
Specialty Leasing Agreements w/ terms in excess of 12 months	766	1,795,916	$21.95	0.9%

Anchor Tenants
2015	7	736,118	$4.38	0.1%
2016	9	1,192,928	$2.43	0.1%
2017	18	2,546,584	$2.59	0.1%
2018	17	2,130,629	$4.99	0.2%
2019	21	2,231,012	$5.16	0.3%
2020	22	2,502,850	$5.35	0.3%
2021	9	732,696	$9.26	0.1%
2022	8	957,917	$9.59	0.2%
2023	9	1,223,016	$10.54	0.3%
2024	12	703,770	$11.67	0.2%
2025 and Thereafter	27	2,978,780	$5.71	0.4%

(1)
Does not consider the impact of renewal options that may be contained in leases. Excludes WPG properties.
(2)
Annual rental revenues represent domestic 2014 consolidated and joint venture combined base rental revenue excluding WPG properties.

4Q 2014 SUPPLEMENTAL	27

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)

TOP INLINE STORE TENANTS (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	367	3,740	2.1%	3.5%
L Brands, Inc.	293	1,741	1.0%	2.1%
Signet Jewelers, Ltd.	412	599	0.3%	1.6%
PVH Corporation	278	1,524	0.8%	1.5%
Abercrombie & Fitch Co.	181	1,293	0.7%	1.5%
Forever 21, Inc.	79	1,307	0.7%	1.4%
VF Corporation	243	1,232	0.7%	1.2%
American Eagle Outfitters, Inc.	177	1,149	0.6%	1.2%
Foot Locker, Inc.	250	1,003	0.6%	1.2%
Luxottica Group S.P.A.	386	704	0.4%	1.2%

TOP ANCHORS (sorted by percentage of total square footage in U.S. properties) (2)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's, Inc.	124	23,613	13.0%	0.4%
Sears Holdings Corporation	75	12,419	6.8%	0.1%
J.C. Penney Co., Inc.	71	11,370	6.3%	0.4%
Dillard's, Inc.	38	6,839	3.8%	*
Nordstrom, Inc.	28	4,701	2.6%	0.1%
Hudson's Bay Company	16	2,111	1.2%	0.1%
Belk, Inc.	10	1,674	0.9%	0.1%
Dick's Sporting Goods, Inc.	23	1,565	0.9%	0.5%
The Neiman Marcus Group, Inc.	10	1,265	0.8%	*
Target Corporation	7	1,091	0.7%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
(1)
Excludes WPG properties.
(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

4Q 2014 SUPPLEMENTAL	28

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES (1)	TOTAL	OUR SHARE
New development projects	$55,462	$321,389	$152,273
Redevelopment projects with incremental square footage and/or anchor replacement	545,888	399,662	194,969
Redevelopment projects with no incremental square footage	45,960	38,860	15,543

Subtotal new development and redevelopment projects	647,310	759,911	362,785
Tenant allowances	126,283	46,011	22,664
Operational capital expenditures at properties:
CAM expenditures (2)	54,456	54,945	26,277
Non-CAM expenditures	33,324	10,198	4,315

Totals	$861,373	$871,065	$416,041

Conversion from accrual to cash basis	(64,637)	(130,098)	(62,138)

Capital Expenditures for the Twelve Months Ended 12/31/14 (3)	$796,736	$740,967	$353,903

Capital Expenditures for the Twelve Months Ended 12/31/13 (3)	$841,209	$814,216	$383,527

(1)
WPG properties comprised $16.0 million, $4.5 million, and $2.3 million of current year new development and redevelopment projects, tenant allowances, and operational capital expenditures, respectively. Our share of unconsolidated capital expenditures relating to WPG properties was not significant.
(2)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(3)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2014 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2014
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST	EXPECTED STABILIZED RATE OF RETURN	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,563	$1,511	$1,151	7%	$564	$447

Premium Outlets
New Developments	$481	$479	$345	11%	$141	$95
Redevelopments	$746	$709	$601	12%	$316	$271

The Mills
Redevelopments	$62	$48	$45	16%	$5	$5
Totals	$2,852	$2,747	$2,142	9%	$1,026	$818

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million. Excludes WPG properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary.

4Q 2014 SUPPLEMENTAL	30

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Malls - Redevelopments
Domain, The - Austin, TX	Common area enhancements	2/15	100%
Prien Lake Mall - Lake Charles, LA	Ulta and Maurice's	2/15	100%
Walt Whitman Shops - Huntington Station, NY	Zara	2/15	100%
Haywood Mall - Greenville, SC	Redevelopment	3/15	100%
Forum Shops at Caesars, The - Las Vegas, NV	Transition Hall redevelopment	5/15	100%
King of Prussia - King of Prussia, PA	Grand Lux	5/15	100%
Montgomery Mall - North Wales, PA	Redevelopment of the Wegmans wing	5/15	79%
Phipps Plaza - Atlanta, GA	Redevelopment	5/15	100%
Florida Mall, The - Orlando, FL	Dick's Sporting Goods (6/15) and Crayola (9/15)	6/15	50%
Southdale Center - Edina, MN	Dave & Busters	7/15	100%
Copley Place Office - Boston, MA	Redevelopment	8/15	94%
Southdale Center - Edina, MN	Gordmans	8/15	100%
Barton Creek Square - Austin, TX	The Cheesecake Factory	9/15	100%
Florida Mall, The - Orlando, FL	Redevelopment of the Saks building to an indoor/outdoor dining pavilion and small shops	9/15	50%
Phipps Plaza - Atlanta, GA	Peachtree Road façade redevelopment	9/15	100%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase II includes 260,000 SF small shop expansion and addition of Nordstrom	10/15	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase III includes the redevelopment of the two-level and single level south mall	11/15	50%
Phipps Plaza - Atlanta, GA	166 room AC Hotel by Marriott	1/16	50%
Roosevelt Field Mall - Garden City, NY	Redevelopment (11/15), 50,000 SF small shop expansion and addition of Neiman Marcus	2/16	100%
Fashion Centre at Pentagon City, The - Arlington, VA	Redevelopment (11/15) and 50,000 SF expansion (3/16)	3/16	43%
Stanford Shopping Center - Palo Alto, CA	Relocation of Bloomingdale's (opened 10/14), redevelopment and 120,000 SF small shop expansion	3/16	100%
Tyrone Square - St. Petersburg, FL	Cobb Theatre	3/16	100%
Phipps Plaza - Atlanta, GA	319 residential units	7/16	50%
King of Prussia Mall - King of Prussia, PA	150,000 SF small shop expansion including restaurants to connect The Plaza and The Court	8/16	100%
Houston Galleria - Houston, TX	Relocation of Saks Fifth Avenue (4/16), redevelopment and 105,000 SF small shop expansion	6/17	50%

4Q 2014 SUPPLEMENTAL	31

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Premium Outlets - New Developments
Gloucester Premium Outlets - Gloucester (Philadelphia, PA), NJ	375,000 SF upscale Premium Outlet Center	8/15	50%
Tucson Premium Outlets - Marana (Tucson), AZ	366,000 SF upscale Premium Outlet Center	10/15	100%
Tampa Premium Outlets - Tampa, FL	441,000 SF upscale Premium Outlet Center	10/15	100%

Designer Outlet - New Development
Vancouver Designer Outlet - Vancouver, British Columbia, Canada	242,000 SF Designer Outlet Center	Summer 2015	45%

Premium Outlets - Redevelopments
Waikele Premium Outlets - Waipahu (Honolulu), HI	Redevelopment and 5,000 SF expansion	3/15	100%
Yeoju Premium Outlets - Gyeonggi Province, South Korea	259,000 SF expansion	3/15	50%
Las Vegas North Premium Outlets - Las Vegas, NV	140,000 SF expansion	5/15	100%
Shisui Premium Outlets - Shisui, Japan	130,000 SF expansion	5/15	40%
Chicago Premium Outlets - Aurora (Chicago), IL	260,000 SF expansion	8/15	100%
Livermore Premium Outlets - Livermore (San Francisco), CA	185,000 SF expansion	8/15	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	8/16	100%

The Mills - Redevelopments
Colonnade at Sawgrass, The - Sunrise (Miami), FL	56,000 SF expansion	12/15	100%
Grapevine Mills - Grapevine (Dallas), TX	Redevelopment	12/15	59%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million. Excludes WPG properties.

4Q 2014 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during 2014
Arizona Mills - Tempe (Phoenix), AZ	Mills	At Home	JCPenney
Briarwood Mall - Ann Arbor, MI	Mall	Bravo PF Chang's	N/A N/A
Coddingtown Mall - Santa Rosa, CA	Mall	Target	Gottschalks
Concord Mills - Concord (Charlotte), NC	Mills	Sea Life	Nascar Speed Park
Domain, The - Austin, TX	Mall	Punch Bowl Social	N/A
Florida Mall, The - Orlando, FL	Mall	American Girl Zara (2)	N/A N/A
Great Mall - Milpitas (San Jose), CA	Mills	Uniqlo	N/A
Katy Mills - Katy (Houston), TX	Mills	H&M Ross Dress for Less	Old Navy Circuit City
King of Prussia Mall - King of Prussia (Philadelphia), PA	Mall	Container Store Dick's Sporting Goods	N/A Sears
Liberty Tree Mall - Danvers (Boston), MA	Mall	Sky Zone	Sports Authority (2)
Meadowood Mall - Reno, NV	Mall	The Cheesecake Factory	N/A
Pier Park - Panama City Beach, FL	Comm Ctr	Dave & Buster's	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Sports Authority	N/A
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Buy Buy Baby/and That!	N/A
South Hills Village - Pittsburgh, PA	Mall	DSW Ulta	Dick's Sporting Goods (2) Dick's Sporting Goods (2)
Square One Mall - Saugus (Boston), MA	Mall	T.J. Maxx (2)	N/A
St. Johns Town Center - Jacksonville, FL	Mall	Nordstrom Arhaus Furniture	N/A N/A
Stanford Shopping Center - Palo Alto, CA	Mall	Bloomingdale's (2)	N/A
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Arhaus Furniture	N/A

4Q 2014 SUPPLEMENTAL	33

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for 2015
Arizona Mills - Tempe (Phoenix), AZ	Mills	Sports Authority (3)	Saks Fifth Avenue Off 5th
Columbia Center - Kennewick, WA	Mall	DSW	N/A
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Florida Mall, The - Orlando, FL	Mall	Dick's Sporting Goods Crayola Experience	Nordstrom Nordstrom
King of Prussia Mall - King of Prussia (Philadelphia), PA	Mall	Grand Lux Café	N/A
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Dick's Sporting Goods	Sears
McCain Mall - N. Little Rock, AR	Mall	B.J.'s Brewhouse	N/A
Prien Lake Mall - Lake Charles, LA	Mall	Ulta	Piccadilly Cafeteria
Southdale Center - Edina (Minneapolis), MN	Mall	Dave & Buster's Gordmans	N/A Marshalls
Walt Whitman Shops - Huntington Station (New York), NY	Mall	Zara	N/A

Openings Projected for 2016 and Beyond
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (3)
College Mall - Bloomington, IN	Mall	Ulta Whole Foods	Sears Sears
Galleria, The - Houston, TX	Mall	Saks Fifth Avenue (3)	N/A
King of Prussia Mall - King of Prussia (Philadelphia), PA	Mall	Primark	Sears
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A
(1)
Excludes WPG properties.
(2)
Tenant has relocated to another space within the center.
(3)
Tenant has an existing store at this center but will move to a new location.

4Q 2014 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2013 through December 31, 2014

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2013	310,608,565	51,846,157
Activity During the First Nine Months of 2014:
Exchange of Limited Partnership Units for Common Stock	64,129	(64,129)
Redemption of Limited Partnership Units	–	(87,621)
Issuance of Limited Partnership Units	–	555,150
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	83,509	469,848
Incremental Shares and Units Issued in Connection with the Spin-off of WPG	25,872	133,439

Number Outstanding at September 30, 2014	310,782,075	52,852,844

Fourth Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	6,162	(6,162)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations	(327)	–

Number Outstanding at December 31, 2014	310,787,910	52,846,682

Number of Limited Partnership Units and Common Shares at December 31, 2014	363,634,592

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2014
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2014 was $69.89 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2014 SUPPLEMENTAL	35

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

42%
40%
38%
36%
34%
32%
30%
28%
40.3%
35.0%
33.1%
34.8%
29.0%
2010
2011
2012
2013
2014

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

24%
22%
20%
18%
16%
14%
12%
21.8%
18.5%
15.6%
16.7%
13.4%
2010
2011
2012
2013
2014

FIXED CHARGE COVERAGE

3.8
3.6
3.4
3.2
3.0
2.8
2.6
2.4
2.8
3.0
3.1
3.4
3.8
2010
2011
2012
2013
2014 (1)

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.5
6.2
6.1
5.7
5.4
2010
2011
2012
2013
2014 (1)

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
52%
51%
51%
53%
58%
2010
2011
2012
2013
2014 (2)

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.60%
5.40%
5.20%
5.00%
4.80%
4.60%
4.40%
4.20%
7
6
5
4
5.43%
5.24%
5.01%
4.78%
4.39%
5.7
5.5
5.9
5.5
6.1
Interest Rate
Years to Maturity
2010
2011
2012
2013
2014

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off.
(2)
FFO payout ratio includes a $0.35 per share charge for loss on extinguishment of debt and $0.10 per share of transaction expenses related to the spin-off of WPG.

4Q 2014 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of December 31, 2014
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,565,628	$5,486,485	5.48%	3.9
Variable Rate Debt	630,000	630,000	2.03%	2.3

Total Mortgage Debt	6,195,628	6,116,485	5.13%	3.8
Unsecured Debt
Fixed Rate	13,440,621	13,440,621	4.41%	7.6
Revolving Credit Facility - Euro Currency	372,154	372,154	0.81%	4.5
Revolving Credit Facility - Yen Currency	186,383	186,383	0.88%	4.5

Total Revolving Credit Facilities	558,537	558,537	0.83%	4.5
Unsecured Term Loan	240,000	240,000	1.27%	3.2
Global Commercial Paper - USD	200,000	200,000	0.19%	0.1
Global Commercial Paper - Euro	209,185	209,185	0.17%	0.2

Total Unsecured Debt	14,648,343	14,648,343	4.10%	7.2
Premium	50,133	50,133
Discount	(41,111)	(41,111)

Consolidated Mortgages and Unsecured Indebtedness (1)	$20,852,993	$20,773,850	4.40%	6.2

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,276,973	$5,421,057	4.61%	6.1
Variable Rate Debt	1,261,819	628,564	2.04%	4.5
TMLP Debt (2)	726,474	305,478	–	–

Total Mortgage Debt	13,265,266	6,355,099	4.35%	5.9
Premium	7,291	4,783

Joint Venture Mortgages and Other Indebtedness (1)	$13,272,557	$6,359,882	4.35%	5.9

Our Share of Total Indebtedness		$27,133,732	4.39%	6.1

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	91.2%	$18,936,128	4.72%	6.5
Variable	8.8%	1,837,722	1.16%	2.6

	100.0%	20,773,850	4.40%	6.2
Joint Venture
Fixed	87.9%	$5,590,817	4.61%	6.1
Variable	12.1%	769,065	2.04%	4.1

	100.0%	6,359,882	4.35%	5.9
Total Debt		$27,133,732

Total Fixed Debt	90.4%	$24,526,945	4.70%	6.4

Total Variable Debt	9.6%	$2,606,787	1.38%	3.0

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.

4Q 2014 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2014
(In thousands)

Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2015	1,102,636	3.49%	71,828	–	794,315	5.27%	1,968,779	4.11%
2016	527,574	5.51%	2,350,125	5.78%	575,614	5.96%	3,453,313	5.76%
2017	1,307,453	2.99%	1,713,031	4.94%	353,451	5.10%	3,373,935	4.18%
2018	1,990,000	3.92%	33,971	–	323,477	1.84%	2,347,448	3.67%
2019	1,808,537	4.71%	114,892	7.79%	261,133	2.67%	2,184,562	4.73%
2020	2,162,143	4.27%	230,398	5.51%	876,901	4.66%	3,269,442	4.46%
2021	1,600,000	4.27%	322,303	5.41%	995,878	4.24%	2,918,181	4.39%
2022	600,000	3.38%	506,025	4.13%	676,752	4.34%	1,782,777	3.97%
2023	500,000	2.75%	694,561	3.85%	404,945	3.36%	1,599,506	3.40%
2024	1,500,000	3.53%	79,351	4.57%	1,067,366	4.18%	2,646,717	3.83%
2025	–	–	–	–	7,574	–	7,574	–
Thereafter	1,550,000	5.40%	–	–	17,693	1.71%	1,567,693	5.18%

Face Amounts of Indebtedness	$14,648,343	4.10%	$6,116,485	5.13%	$6,355,099	4.35%	$27,119,927	4.39%
Premiums (Discounts) on Indebtedness, Net	(40,701)		49,723		4,783		13,805

Our Share of Total Indebtedness	$14,607,642		$6,166,208		$6,359,882		$27,133,732

4Q 2014 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,153	(2)
2.	Auburn Mall	MA	Auburn	56.4%		586,242	09/01/20		6.02%	Fixed	39,755	22,410
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,104,735	12/01/20		3.75%	Fixed	1,200,000	400,000
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,114,367	02/06/23		3.60%	Fixed	110,000	27,500
5.	Bangor Mall	ME	Bangor	87.6%		652,531	10/01/17		6.15%	Fixed	80,000	70,087
6.	Barton Creek Square	TX	Austin	100.0%		1,429,568	(2)
7.	Battlefield Mall	MO	Springfield	100.0%		1,201,576	09/01/22		3.95%	Fixed	125,000	125,000
8.	Bay Park Square	WI	Green Bay	100.0%		711,747	(2)
9.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,398	(2)
10.	Briarwood Mall	MI	Ann Arbor	50.0%		983,111	11/30/16	(6)	7.50%	Fixed	109,680	54,840
11.	Broadway Square	TX	Tyler	100.0%		627,361	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,237	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		721,896	03/06/21		5.75%	Fixed	95,139	53,630
14.	Castleton Square	IN	Indianapolis	100.0%		1,383,066	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,895	(2)
16.	Coconut Point	FL	Estero	50.0%		1,204,897	12/10/16		5.83%	Fixed	230,000	115,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		822,943	03/01/17	(8)	1.92%	Variable	11,850	11,850
18.	College Mall	IN	Bloomington	100.0%		636,255	(2)
19.	Columbia Center	WA	Kennewick	100.0%		771,137	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,242,603	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,886	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		918,079	(2)
23.	Crystal Mall	CT	Waterford	78.2%		783,116	06/06/22		4.46%	Fixed	94,272	73,707
24.	Dadeland Mall	FL	Miami	50.0%		1,498,402	12/05/21		4.50%	Fixed	442,740	221,370
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,094,060	01/17/18	(8)	2.17%	Variable	310,000	155,000
26.	Domain, The	TX	Austin	100.0%		1,232,899	08/01/21		5.44%	Fixed	198,454	198,454
27.	Dover Mall	DE	Dover	68.1%		928,189	08/06/21		5.57%	Fixed	89,831	61,166
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,661	08/11/22		4.71%	Fixed	110,883	62,505
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,295	06/01/16		5.79%	Fixed	176,300	176,300
30.	Falls, The	FL	Miami	50.0%		837,626	11/30/16	(6)	7.50%	Fixed	106,024	53,012
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		990,432	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,663	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,721,237	01/04/21		4.30%	Fixed	466,385	233,187
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		999,502	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,676,299	09/05/20		5.25%	Fixed	350,483	175,241
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		674,730	(2)
37.	Galleria, The	TX	Houston	50.4%		1,902,091	12/01/15		5.44%	Fixed	643,583	324,173
							12/01/15		5.44%	Fixed	177,417	89,365
38.	Greendale Mall	MA	Worcester (Boston)	56.4%		428,818	10/01/16		6.00%	Fixed	45,000	25,367

4Q 2014 SUPPLEMENTAL	39

 PROPERTY AND DEBT INFORMATION
As of December 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

39.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,287,991	08/01/16	(9)	8.00%	Fixed	75,733	75,733
40.	Haywood Mall	SC	Greenville	100.0%		1,228,948	(2)
41.	Independence Center	MO	Independence (Kansas City)	100.0%		865,948	07/10/17		5.94%	Fixed	200,000	200,000
42.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,874	06/01/21		5.38%	Fixed	137,783	137,783
43.	King of Prussia Mall	PA	King of Prussia (Philadelphia)	100.0%		2,450,177	01/01/17		7.49%	Fixed	44,457	44,457
							01/01/17		8.53%	Fixed	3,204	3,204
							01/01/17		4.50%	Fixed	50,000	50,000
44.	La Plaza Mall	TX	McAllen	100.0%		1,220,878	(2)
45.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,510	(2)
46.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,862	07/05/20		5.88%	Fixed	131,394	65,697
47.	Lenox Square	GA	Atlanta	100.0%		1,560,091	(2)
48.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		856,039	05/06/23		3.41%	Fixed	33,940	16,677
49.	Livingston Mall	NJ	Livingston (New York)	100.0%		969,348	(2)
50.	Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		469,006	11/01/23		4.69%	Fixed	120,000	113,328
51.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,214	03/10/17		5.61%	Fixed	260,000	73,282
52.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,125,123	05/01/23		3.56%	Fixed	125,000	62,500
53.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,817,941	(2)
54.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,357	10/05/15		6.23%	Fixed	124,989	70,457
55.	McCain Mall	AR	N. Little Rock	100.0%		788,155	(2)
56.	Meadowood Mall	NV	Reno	50.0%		883,751	11/06/21		5.82%	Fixed	120,139	60,070
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,332,363	(2)
58.	Miami International Mall	FL	Miami	47.8%		1,081,955	02/06/24		4.42%	Fixed	160,000	76,442
59.	Midland Park Mall	TX	Midland	100.0%		622,190	09/06/22		4.35%	Fixed	81,860	81,860
60.	Miller Hill Mall	MN	Duluth	100.0%		832,803	(2)
61.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,107,025	05/01/24		4.57%	Fixed	100,000	79,351
62.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,001	(2)
63.	Northgate Mall	WA	Seattle	100.0%		1,048,104	(2)
64.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,973	07/05/23		3.30%	Fixed	267,212	150,628
65.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,359	(2)
66.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,958	(2)
67.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,332,378	12/07/20		4.77%	Fixed	66,514	56,896
68.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,809	04/01/16		7.75%	Fixed	93,998	88,824
69.	Pheasant Lane Mall	NH	Nashua		(10)	979,338	(2)
70.	Phipps Plaza	GA	Atlanta	100.0%		830,318	(2)
71.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,721	09/30/17	(8)	1.52%	Variable	225,000	225,000
72.	Prien Lake Mall	LA	Lake Charles	100.0%		848,040	(2)

4Q 2014 SUPPLEMENTAL	40

 PROPERTY AND DEBT INFORMATION
As of December 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

73.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,298	04/01/16		7.03%	Fixed	12,273	6,137
							04/01/16		2.95%	Fixed	62,000	31,000
74.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,658	(2)
75.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,209,817	(2)
76.	Ross Park Mall	PA	Pittsburgh	100.0%		1,245,629	(2)
77.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,820	(2)
78.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,151,131	02/01/23		3.61%	Fixed	295,000	150,450
79.	Shops at Nanuet, The	NY	Nanuet	100.0%		752,872	(2)
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		770,764	02/01/23		3.37%	Fixed	130,000	130,000
81.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,300,240	03/01/16		5.16%	Fixed	180,000	45,000
82.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		885,178	11/01/22		4.01%	Fixed	105,847	59,666
83.	South Hills Village	PA	Pittsburgh	100.0%		1,118,429	(2)
84.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,588,885	(2)
85.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,258,482	04/01/23		3.84%	Fixed	155,000	155,000
86.	SouthPark	NC	Charlotte	100.0%		1,680,545	08/01/16	(9)	8.00%	Fixed	187,439	187,439
87.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,176,807	06/06/23		3.85%	Fixed	125,000	125,000
88.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		611,200	11/30/15	(11)	4.77%	Fixed	62,611	31,306
89.	Square One Mall	MA	Saugus (Boston)	56.4%		929,779	01/06/22		5.47%	Fixed	96,077	54,159
90.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%		980,765	(2)
91.	St. Johns Town Center	FL	Jacksonville	50.0%		1,390,913	09/11/24		3.82%	Fixed	350,000	175,000
92.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,233,578	(2)
93.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,301,214	11/30/16	(6)	7.50%	Fixed	216,178	107,873
94.	Summit Mall	OH	Akron	100.0%		769,431	06/10/17		5.42%	Fixed	65,000	65,000
95.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,335,516	(2)
96.	Tippecanoe Mall	IN	Lafayette	100.0%		864,039	(2)
97.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,596	(2)
98.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,798	05/01/22		4.76%	Fixed	198,095	198,095
99.	Towne East Square	KS	Wichita	100.0%		1,134,396	(2)
100.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,437	(2)
101.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,094,153	(2)
102.	University Park Mall	IN	Mishawaka	100.0%		920,985	(2)
103.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,087,715	08/01/16	(9)	8.00%	Fixed	115,492	115,492
104.	West Town Mall	TN	Knoxville	50.0%		1,334,851	12/01/17		6.34%	Fixed	210,000	105,000
105.	Westchester, The	NY	White Plains (New York)	40.0%		826,292	05/05/20		6.00%	Fixed	351,434	140,574
106.	White Oaks Mall	IL	Springfield	80.7%		924,615	11/01/16		5.54%	Fixed	50,000	40,339
107.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,233	04/01/17		5.64%	Fixed	225,000	212,616
108.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,172,855	03/05/24		4.50%	Fixed	425,000	212,500
109.	Woodland Hills Mall	OK	Tulsa	94.5%		1,087,032	04/05/19		7.79%	Fixed	91,688	86,616

	Total Mall Square Footage					122,673,199

4Q 2014 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,555	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,762	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,307	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,703	04/11/16	(14)	5.95%	Fixed	102,362	102,362
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,053	09/01/16	(15)	5.79%	Fixed	19,683	19,683
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	674,834	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,461	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,870	12/01/22		3.36%	Fixed	48,448	48,448
9.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,690	11/24/19	(8)	1.62%	Variable	90,000	45,000
10.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,483	(2)
11.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,835	(2)
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,188	(2)
13.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,736	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,941	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,839	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,467	01/11/16	(16)	5.51%	Fixed	100,466	100,466
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,701	(2)
18.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,825	09/01/16	(15)	5.79%	Fixed	35,721	35,721
19.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,872	(2)
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,211	04/01/23		3.66%	Fixed	120,000	120,000
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,459	01/11/16	(16)	5.51%	Fixed	108,453	108,453
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,233	01/11/16	(16)	5.51%	Fixed	24,198	24,198
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,132	04/11/16	(14)	5.95%	Fixed	86,045	86,045
			Washington DC)
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,760	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,617	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,363	01/11/16	(16)	5.51%	Fixed	67,306	67,306
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,373	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,403	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,261	06/11/16		5.84%	Fixed	176,605	176,605

4Q 2014 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	527,779	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,772	(2)
32.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,271	01/11/16	(16)	5.51%	Fixed	14,877	14,877
33.	Lee Premium Outlets	MA	Lee	100.0%	224,850	09/01/16	(15)	5.79%	Fixed	49,134	49,134
34.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	517,992	(2)
35.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,217	(2)
36.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
37.	Livermore Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,926	(2)
38.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	130,000	130,000
39.	Napa Premium Outlets	CA	Napa	100.0%	179,168	(2)
40.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,552	(2)
41.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,312	(2)
42.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,644	(2)
43.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	655,004	(2)
44.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,450	(2)
45.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,566	(2)
46.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
47.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,496	(2)
48.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
49.	Pleasant Prairie Premium	WI	Pleasant Prairie (Chicago,	100.0%	402,540	01/11/16	(16)	5.51%	Fixed	57,806	57,806
	Outlets		IL/Milwaukee)			12/01/16		6.01%	Fixed	35,192	35,192
50.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	341,951	09/30/17	(8)	1.52%	Variable	125,000	125,000
51.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,472	11/06/16	(17)	5.84%	Fixed	66,150	66,150
52.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
53.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,672	(2)

4Q 2014 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

54.	San Marcos Premium Outlets	TX	San Marcos (Austin/San Antonio)	100.0%	731,991	01/11/16	(16)	5.51%	Fixed	137,569	137,569
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,766	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,087	06/01/22		3.93%	Fixed	100,000	50,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%	328,539	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,462	10/06/24		4.06%	Fixed	95,000	57,000
59.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	1.67%	Variable	65,000	32,500
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,520	12/01/22		3.41%	Fixed	115,000	115,000
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,944	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,040	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	215,546	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,752	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	521,931	04/11/16	(14)	5.95%	Fixed	99,406	99,406
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,773	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	854,448	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,101	(2)

	Total U.S. Premium Outlet Square Footage				28,796,557

	Total Mall and U.S. Premium Outlet Square Footage				151,469,756

4Q 2014 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,239,804	07/01/20		5.76%	Fixed	164,566	164,566
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,662,640	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,410,205	11/01/24		4.28%	Fixed	136,000	51,000
							07/01/21		5.04%	Fixed	27,843	10,441
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,343,551	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,778,483	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,245	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,918,263	07/01/17		5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,747,461	12/06/22		3.49%	Fixed	140,000	35,000
9.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,471,353	03/05/22		4.25%	Fixed	333,152	166,576
10.	Opry Mills	TN	Nashville	100.0%		1,153,536	10/10/16		2.67%	Variable	280,000	280,000
							10/10/16		5.00%	Fixed	91,427	91,427
11.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		805,311	04/01/24		4.22%	Fixed	215,000	107,500
12.	Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,525,636	07/11/17		5.83%	Fixed	410,000	410,000
13.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,197,314	(2)

	Total The Mills Square Footage					19,619,802

	Community Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,036	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	84,000	42,000
3.	Pier Park	FL	Panama City Beach	65.6%		882,654	(2)

	Total Community Centers Square Footage					1,785,586

	TMLP Properties
	The Esplanade, The Galleria at White Plains, Northpark Mall, Philadelphia Mills, and Sugarloaf Mills							(23)			726,474	305,478

	Total TMLP Properties Square Footage					5,787,887

	Other Properties
	Circle Centre, Florida Keys Outlet Center, Huntley Outlet Center,							(13)			263,089	125,995
	Indian River Commons, Indian River Mall, Lincoln Plaza, Naples Outlet Center,							(16)(21)
	Outlet Marketplace, The Shops at Sunset Place

	Total Other Properties Square Footage					3,360,449

	TOTAL U.S. SQUARE FOOTAGE (24)					182,023,480

4Q 2014 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	06/30/16	(20)	2.21%	Variable	42,160	37,943

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,500	09/10/17	(8)(29)	2.60%	Variable	80,570	40,285
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	07/09/15	(29)	2.45%	Variable	83,069	41,535

	Subtotal Canada Square Footage				723,900
	ITALY
4.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(20)	1.52%	Variable	75,411	45,247
5.	Noventa Di Piave Designer Outlet	Venice		60.0%	280,000	08/29/26	(20)	1.12%	Variable	40,098	24,059
	Phases 1, 2 & 3					06/30/27	(20)	2.58%	Variable	42,911	25,747

	Subtotal Italy Square Footage				568,000
	JAPAN
6.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.82%	Fixed	76,881	30,752
7.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.39%	Variable	15,382	6,153
8.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.47%	Variable	33,100	13,240
9.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.42%	Variable	13,394	5,358
10.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.48%	Variable	6,990	2,796
11.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.44%	Variable	12,724	5,090
12.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	234,800	05/31/18	(25)	0.39%	Variable	39,847	15,939
13.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/19	(25)	0.94%	Variable	30,974	12,390
14.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.45%	Variable	17,496	6,998

	Subtotal Japan Square Footage				3,101,900
	KOREA
15.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	5.44%	Fixed	73,678	36,839
						02/13/17	(26)	4.42%	Variable	51,584	25,792
16.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	11/28/19	(26)	4.08%	Fixed	98,968	49,484
17.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	286,200	09/06/20	(26)	4.68%	Fixed	51,404	25,702

	Subtotal South Korea Square Footage				1,089,300

4Q 2014 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	MALAYSIA
18.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	5.06%	Variable	21,443	10,722

	Subtotal Malaysia Square Footage				264,400
	MEXICO
19.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
20.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/01/21	(20)	1.86%	Fixed	218,914	197,023

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
21.	Ashford Designer Outlet	Kent		45.0%	183,000	07/31/16	(5)	2.42%	Variable	6,228	2,802
						07/31/16	(11)(5)	4.27%	Fixed	56,048	25,222

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (28)				6,554,500

	TOTAL SQUARE FOOTAGE				188,577,980

	Other Secured Indebtedness:						(30)			179,645	82,406

	TOTAL SECURED INDEBTEDNESS										$12,471,584	(31)

	Our Share of Consolidated Mortgage Debt										$6,116,485

	Our Share of Joint Venture Mortgage Debt										$6,355,099

4Q 2014 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

	DEBT INFORMATION
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	02/11/15		0.19%	Variable	200,000
Global Commercial Paper - Euro	03/18/15	(12)	0.17%	Variable	209,185
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	326,816
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	366,635
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	163,298
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	364,276
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	207,453
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.26%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - Euro Currency	06/30/19	(8)(32)	0.81%	Variable	372,154
Revolving Credit Facility - Yen Currency	06/30/19	(8)(19)	0.88%	Variable	186,383
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	912,143
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000

Total Unsecured Indebtedness					$14,648,343	(18)

4Q 2014 SUPPLEMENTAL	48

PROPERTY AND DEBT INFORMATION
As of December 31, 2014

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2014: 1M LIBOR at .17%; 1M EUR LIBOR at .01%; 1M EURIBOR at .02%; 3M EURIBOR at .08%; 6M EURIBOR at .17%; 1M YEN LIBOR at .08%; 6M YEN LIBOR at .14%; 1M CDOR at 1.30%; KLIBOR at 3.34% and 91 Day Korean CD rate at 2.13%.
(2)
Unencumbered asset
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amounts shown in USD equivalent; GBP equivalent is 40.0 million.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.
(12)
Amount shown in USD Equivalent; Euro equivalent is 172.0 million.
(13)
Indian River and Indian River Crossings are secured by cross-collateralized and cross-defaulted mortgages.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
These ten properties (which includes Florida Keys Outlet Center, Huntley Outlet Center and Naples Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amounts shown in USD equivalent; Euro equivalent is 344.9 million.
(21)
Consists of six encumbered properties with interest rates ranging from 3.07% to 5.62% and maturities between 2015 and 2020.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Consists of five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2015 and 2023.
(24)
Includes office space of 1,874,137 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Greendale Mall - 119,860 sq. ft.
Copley Place - 869,018 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Domain, The - 156,240 sq. ft.	Oxford Valley Mall - 111,038 sq. ft.
Fashion Centre at Pentagon City - 169,550 sq. ft.	Plaza Carolina - 27,343 sq. ft.
Firewheel Town Center - 75,303 sq. ft.	Southdale Center - 20,393 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 29.5 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 301.9 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 75.0 million.
(28)
Does not include Klépierre.
(29)
Amount shown in USD equivalent; CAD equivalent is 189.9 million.
(30)
Consists of eight loans with interest rates ranging from 1.67% to 6.53% and maturities between 2016 and 2021.

4Q 2014 SUPPLEMENTAL	49

(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including The Mills Limited Partnership. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $223.5 million of payment guarantees provided by the Operating Partnership (of which $78.7 million is recoverable from our venture partner under the partnership agreement).
(32)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Euro 306.0 million.

4Q 2014 SUPPLEMENTAL	50